UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 24, 2007


                          Terra Firma Technologies Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-50942                  38-3697402
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)


                             175 West Jackson Street
                             Chicago, Illinois 60604
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (313) 939-8039


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4 (c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

(a) On July 24, 2007, Terra Firma Technologies Inc., a Delaware corporation (the "Company"), Cyber Vault Technologies, Inc., an Illinois corporation ("Cyber") and the Shareholders of Cyber entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Cyber will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). Pursuant to the Merger, the Company will acquire all of the outstanding capital stock of Cyber in exchange for issuing shares of the Company's common stock, par value $0.001 per share (the "Common Stock") to Cyber's shareholders at a ratio of one share of Common Stock for each share of Cyber common stock outstanding at the effective time of the Merger. As a result, Cyber's former shareholders of Cyber will own approximately 17.72% of the issued and outstanding stock of the Company after giving effect to the Merger Agreement and the Merger Agreement between the Company, Globaltech AG Inc. and the Shareholders of Globaltech referred to in item (b) below.

(b) On July 24, 2007, Terra Firma Technologies Inc., a Delaware corporation (the "Company"), and Globaltech AG, Inc., an Illinois corporation ("Globaltech") and the Shareholders of Globaltech entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Globaltech will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). The Company will acquire all of the outstanding capital stock of Globaltech in exchange for issuing shares of the Company's common stock, par value $0.001 per share (the "Common Stock") to Globaltech's shareholders at a ratio of one share of Common Stock for each share of Globaltech common stock outstanding at the effective time of the Merger. As a result, Globaltech's former shareholders will own approximately 15.57% of the Company after giving effect to the Merger Agreement and the Merger Agreement between the Company, Cyber Vault Technologies Inc. and the Shareholders of Cyber Vault referred to in item (a) above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(D) EXHIBITS

Exhibit No.                               Exhibits
-----------                               --------

10.1 (a) Agreement and Plan of Merger among Terra Firma Technologies Inc., Cyber Vault Technologies Inc. and the Shareholders of Cyber Vault Technologies Inc.

10.1 (b) Agreement and Plan of Merger among Terra Firma Technologies Inc., Globaltech AG Inc. and the Shareholders of Globaltech AG Inc.

The Schedules and Exhibits to the Agreement and Plan of Merger are not presented herein or filed herewith. Copies of the Schedules and Exhibits will be provided to the Securities and Exchange Commission upon request.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Terra Firma Technologies Inc.
                                      (Registrant)


                                By: /s/ Brian Kawamura
                                   --------------------------------------
                                    Brian Kawamura
                                    President and Chief Executive Officer

Dated: August 28, 2007

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